SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 18, 2015
___________________

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

June 18, 2015 – Milan, Italy – Today Michelle Obama, the First Lady of the United States, along with members of a presidential delegation, visited the USA Pavilion at the Expo Milano 2015 World’s Fair. The First Lady was greeted by 60 American student ambassadors at the USA Pavilion and participated in a Q&A session, after which she was given a tour of the USA Pavilion. A key design element of the USA Pavilion is a glass roof terrace where the First Lady and the presidential delegation met with invited guests. The roof terrace contains over ten thousand square feet of SPD-SmartGlass which allows you to instantly control the tint of the glass to regulate the heat, light and glare coming through the roof, block ultraviolet radiation, and keep roof terrace occupants cool and comfortable. Members of the presidential delegation included John R. Phillips, the U.S Ambassador to Italy, Douglas T. Hickey, Commissioner General of the USA Pavilion, Dr. Risa J. Lavizzo-Mourey, CEO of the Robert Wood Johnson Foundation, Alonzo Morning, seven-time NBA All-Star, Mr. Will Allen, CEO of Growing Power, Mario Batali and Carla Hall, celebrity chef’s and co-host’s of “The Chew”, and Nicolas Jammet, Co-CEO of sweetgreen.

The USA Pavilion, “American Food 2.0: United to Feed the Planet,” focuses on America’s ability to innovate in the food sector globally and show the latest advancements in areas such as science, technology, climate change, nutrition and health. This ties in with Mrs. Obama’s “Let’s Move!” initiative which she started in 2010 to solve the epidemic of childhood obesity through promotion of a healthier diet and exercise to parents and children.

Prior to her visit, Mrs. Obama was briefed on SPD-SmartGlass and its benefits. Joseph M. Harary, President and CEO of Research Frontiers, discussed the important energy saving benefits with the First Lady during her visit. Mrs. Obama and members of the presidential delegation and invited guests all experienced first hand the benefits of SPD-SmartGlass which kept the roof terrace of the USA Pavilion where the event was held cool, even in the hot sun of Milan. Mrs. Obama said the USA Pavilion was “awe-inspiring.”

Please see media footage of the First Lady at the USA Pavilion at Expo Milan 2015.

Joseph M. Harary, President and CEO of Research Frontiers said, “By the year 2050 there will be an estimated 9 billion mouths to feed in this world. Producing enough food to feed the planet is certainly a monumental challenge, but there is not even enough energy to produce the food needed to feed these 9 billion people. The theme of the Milan World’s Fair Expo Milano 2015 is to show what the countries of the world are doing today to plan for this. SPD-SmartGlass is an integral part of this plan to create a sustainable future.”

Mrs. Obama’s visit follows a visit to the USA Pavilion yesterday by Charles Bolden, the Director of NASA, former astronaut and Marine General, for a Terrace Talk underneath the SPD-SmartGlass roof entitled “Understand Our Changing Planet to Benefit Life on Earth”. Also presenting yesterday his experience on the International Space Station was one of Italy’s most prominent astronauts, Luca Parmitano. Joining them for a tour of the USA Pavilion was a delegation from NASA and from the European Space Agency.

The USA Pavilion features a vertical farm and an open design to create a feeling of transparency and spaciousness. The USA Pavilion is topped by an all-glass SPD-SmartGlass roof using technology patented by Research Frontiers. The World's Fair, Expo Milano 2015, is expected to attract 20-30 million people from May through October 2015, and the USA Pavilion is one of the most visited country pavilions at the World’s Fair.

The USA Pavilion roof has 312 large panels of SPD-SmartGlass. Each SPD-SmartGlass panel measures approximately 1 meter by 3 meters, with a total surface area of over 10,000 square feet, making it the largest smart glass roof in the world. According to leading international architect James Biber, each panel switches in seconds from dark to clear, or any desired tint in between, in response to an automated control system. USA Pavilion visitors are also able to instantly control individual panels in the roof from a touchscreen tablet, and by controlling individual panels in the roof which act as pixels, messages can be displayed by the smart glass on the roof.

SPD-Smart electronically dimmable windows and skylights reduce cooling energy requirements in the summer, and heating energy requirements in the winter, by maintaining a pre-selected ideal level of light and temperature. SPD-SmartGlass also blocks harmful UV rays at all times. By more effectively controlling daylighting, SPD-Smart windows also allow “daylight harvesting,” which some independent sources estimate can save 35%-60% on lighting energy. With the growing pressure to reduce the energy use of buildings, many expect it to be a cornerstone of intelligent building design for years to come. Because SPD-SmartGlass can be retrofitted onto existing structures, even existing building stock can benefit from this green technology. This is significant as approximately 61% of all construction projects are retrofit projects, according to the U.S. Green Building Council.

SPD-SmartGlass technology was selected as the exclusive smart glass for the USA Pavilion. SPD-Smart technology is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort, security, and protecting interiors. Available in glass or plastic, SPD-Smart windows can be controlled manually or automatically, and are currently being used in the automotive, architectural, aircraft and marine industries, and to protect priceless artifacts in museums from damage from visible light.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: June 18, 2015